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                                                                   Exhibit 23(b)
                                                                   -------------

    INDEPENDENT AUDITORS' CONSENT
    -----------------------------

    We consent to the incorporation by reference in this Registration Statement of Merrill Lynch & Co., Inc. (the "Company") on Form S-3 of our reports dated February 27, 1995 appearing in or incorporated by reference in the Annual Report on Form 1O-K of the Company for the year ended December 30, 1994 and to the reference to us under the heading "Experts" in the Prospectuses, which are a part of this Registration Statement. We also consent to the inclusion as Exhibit 99(a) to this Registration Statement of our report dated February 27, 1995 relating to information under the caption "Summary Financial Information", for each of the five years in the period ended December 30, 1994, appearing in the prospectus relating to Debt Securities and Warrants and the prospectus relating to STRYPES, both of which are a part of this Registration Statement. We also consent to the incorporation by reference as Exhibit 99(b) to this Registration Statement of our report dated February 27, 1995 relating to the Selected Financial Data under the captions "Operating Results", "Financial Position" and "Common Share Data" appearing on page 30 of the Company's 1994 Annual Report to Stockholders.




     /s/ Deloitte & Touche LLP

    New York, New York
    December 18, 1995